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                                                                     EXHIBIT 1.1

                                4,700,000 Shares


                         SPINNAKER EXPLORATION COMPANY


                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               December 14, 2000

Credit Suisse First Boston Corporation
Banc of America Securities LLC
Deutsche Bank Securities Inc.
ING Barings LLC
UBS Warburg LLC,
 As Representatives of the Several Underwriters,
  c/o Credit Suisse First Boston Corporation
  Eleven Madison Avenue
  New York, NY 10010-3629

Dear Sirs:

        1. Introductory. Seismic Energy Holdings, Inc., a Delaware corporation ("SELLING STOCKHOLDER"), proposes to sell 4,700,000 outstanding shares ("FIRM SECURITIES") of the common stock, par value $.01 per share ("SECURITIES"), of Spinnaker Exploration Company, a Delaware corporation ("COMPANY"), and also proposes to sell to the Underwriters, at the option of the Underwriters, not more than 688,743 additional outstanding shares ("OPTIONAL SECURITIES") of the Company's Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Selling Stockholder is a wholly owned subsidiary of Petroleum Geo-Services ASA, a Norwegian limited liability company ("PGS"). Each of the Selling Stockholder, PGS, the Company and the several Underwriters named in Schedule A hereto ("UNDERWRITERS") hereby agrees as follows:

        2. Representations and Warranties of the Company, the Selling Stockholder and PGS. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                (i) A registration statement (No. 333-49152), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed on or after the date of this Agreement with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.
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                (ii) On the effective date of the Registration Statement, such
        Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                (iv) Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

                (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (the relevant provisions of which have not been waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (viii) The Securities are listed on The New York Stock Exchange.

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                (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities by the Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws and except for consents, approvals, authorizations, orders or filings the failure to obtain or make would not have a Material Adverse Effect.

                (x) The execution, delivery and performance of this Agreement, and the sale of the Offered Securities by the Selling Stockholder herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (ii) the charter, by-laws or other organizational documents of the Company or any such subsidiary other than, in the case of clause (i), such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                (xii) Except as described in the Prospectus, each of the Company and its subsidiaries has (i) good and indefeasible title to all its interests in its oil and gas properties, and title investigations have been carried out by or on behalf of the Company in accordance with good practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate and (ii) good and indefeasible title to all other real property and marketable title to all other material properties and assets described in the Prospectus as owned by the Company or such subsidiary and valid, subsisting and enforceable leases for all properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any imperfections of title, security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those described in the Prospectus and those that could not, individually or in the aggregate, have a Material Adverse Effect.

                (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits with respect to which the lack of possession would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might reasonably be expected to have a Material Adverse Effect.

                (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the

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        Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                (xviii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

                (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (xx) The information on the basis of which the reserve estimates and related information included in the Registration Statement and the Prospectus or incorporated by reference therein that was prepared by the Company, its subsidiaries, Ryder Scott Company, L.P., independent oil and natural gas engineers, or any other person, is true and correct in all material respects.

                (xxi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and

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        customary in the businesses in which they are engaged; and neither the
        Company nor any of its subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or contemplated by the Prospectus.

                (xxiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940.

                (xxiv) The Company has filed in a timely manner with the Commission each document required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each such document at the time it was filed conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) The Selling Stockholder and PGS each represents and warrants to, and agrees with, the several Underwriters that:

                (i) The Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date.

                (ii) On the effective date of the Registration Statement, such registration statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that, for purposes of this Agreement, including Section 7 hereof, the only such information furnished by the Selling Stockholder consists of the following information in the Prospectus: (i) under the caption "Security Ownership of the Selling Stockholder, Management and Certain Beneficial Holders," (a) the first sentence of the first paragraph, (b) the statement in the second paragraph that "the address of Petroleum Geo-Services and Messrs. Bruheim and Michaelsen is Strandveien 50E, P.O. Box 89, N-1325 Lysaker, Norway," (c) the number of shares beneficially owned by PGS in the column captioned "Beneficial Ownership--Shares" and (d) the first two sentences of footnote (1) under the table, (ii) under the caption "Underwriting," the row in the second table setting forth the per share and total expenses payable by the Selling Stockholder and
        (iii) the number of shares owned by the Selling Stockholder as of November 28, 2000 as set forth under the caption "Selling Stockholder."

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                (iii) Except as disclosed in the Prospectus, there are no
        contracts, agreements or understandings between the Selling Stockholder or PGS and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

        3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $27.93 per share, the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

        The Selling Stockholder will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of Seismic Energy Holdings, Inc. at the office of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 9:00 A.M., New York time, on December 20, 2000, or at such other time not later than seven full business days thereafter as CSFBC and the Selling Stockholder determine such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of ComputerShare Investor Services, LLC, 2 North LaSalle Street, 3rd Floor, Chicago, Illinois 60602 at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from CSFBC given to the Company and the Selling Stockholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Selling Stockholder.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Seismic Energy Holdings, Inc., at the above office of Baker Botts L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of ComputerShare Investor Services, LLC at a reasonable time in advance of such Optional Closing Date.

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     Certificates in negotiable form for the Offered Securities have been placed in custody, for delivery under this Agreement under a Custody Agreement made with ComputerShare Investor Services, LLC, as custodian ("CUSTODIAN"). Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5. Certain Agreements of the Company and the Selling Stockholder. (a) The Company agrees with the several Underwriters and the Selling Stockholder that:

                (i) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

                (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFBC a reasonable opportunity to comment on such proposed amendment or supplement; and the Company will also advise CSFBC promptly of the filing of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at the expense of the Selling Stockholder, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (iv) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (ii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                (v) The Company will furnish to the Representatives copies of the Registration Statement, six of which will be signed and will include all exhibits, each related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be furnished on or prior to 3:00 P.M., New

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        York time, on the business day following the execution and delivery of this Agreement. All other such documents should be furnished as soon as available. The Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

                (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the distribution.

                (vii) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request; provided, however, that the Company shall not be required to furnish any information to the Representatives pursuant to this Section 5(vii) if by virtue of the provision of such information to the Representatives, in the Company's reasonable judgment, the Company would be required to make such information publicly available pursuant to the Securities Act, the Exchange Act, Regulation FD or any other rule or regulation promulgated thereunder.

                (viii) For a period of 60 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except grants of employee or director stock options, including pursuant to a stock purchase plan, pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Securities pursuant to the Company's 401(k) plan as in effect on the date hereof.

        (b) The Selling Stockholder and PGS each agrees with the several Underwriters and the Company that:

                (i) The Selling Stockholder will pay all expenses incident to the performance of the obligations of the Selling Stockholder and the obligations of the Company (exclusive of the Company's indemnity and contribution obligation under Section 7 hereof) under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the preparation of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company (other than internal expenses) in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                (ii) The Custodian will agree to deliver to CSFBC, attention:
        Transactions Advisory Group on the Closing Date a letter stating that they will deliver to the Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or

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        statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.


        6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

           (a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                (i) in their opinion the financial statements examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement.

                (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                (A) the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                (C) for the period from the closing date of the latest statement of operations included in the Prospectus to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales or net operating income) in the total or per share amounts of consolidated net income.

        except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

        All financial statements included in material incorporated by reference into the Registration Statement shall be deemed included in the Prospectus for purposes of this subsection.

        (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to any Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

        (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

        (d) The Representatives shall have received from the Selling Stockholder, Warburg, Pincus Ventures, L.P. and each person who is a director or officer of the Company who owns shares of Securities on the date of this Agreement an agreement to the effect that, for a period of 60 days after the date of the Prospectus, such person or entity will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC.

        (e) The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation in the State of Texas; Spinnaker Exploration Company, L.L.C. has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as presently conducted; Spinnaker Exploration Company, L.L.C. is duly qualified to do business as a foreign limited liability company in the States of Texas and Louisiana.

                (ii) The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the Offered Securities have been duly and validly authorized and issued, and are fully paid and nonassessable; stockholders of the Company are not entitled to preemptive rights under the Company's Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law or, to such counsel's knowledge, any contract to which the Company is a party in connection with the Offered Securities; all outstanding shares of the capital stock of the Company (other than the Offered Securities) have been duly authorized and validly issued and are fully paid and nonassessable;

                (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (the relevant provisions of which have not been waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities by the Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws and except for consents, approvals, authorizations, orders or filings the failure to obtain or make would not have a Material Adverse Effect;

                (v) The execution, delivery and performance of this Agreement and the sale of the Offered Securities by the Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule or, to the knowledge of such counsel, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties (except that such counsel need not express any opinion with respect to federal or state securities laws or blue sky laws with respect to this paragraph), or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject known to such counsel, or (ii) the charter, by-laws or other organizational documents of the Company or any such subsidiary, other than with respect to clause (i) such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

                (vi) The Registration Statement was declared effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and such counsel have no reason to believe that the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, was not appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration

        Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Prospectus under the captions "Business and Properties--Petroleum Geo-Services Data Agreement" and "--Regulation," and "Description of Capital Stock" of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly presented; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, schedules or other financial data or reserve information or information that pertains or relates to estimated natural resources reserves, estimated future net reserves therefrom or the discounted net present value of such estimated future net reserves contained in the Registration Statement or the Prospectus; and

                (vii) This Agreement has been duly authorized, executed and delivered by the Company.

        (f) The Representatives shall have received an opinion, dated such Closing Date,

            (i) of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

               (A) Immediately prior to the sale of the Offered Securities to be sold by the Selling Stockholder under this Agreement, the Selling Stockholder was the record owner of the Offered Securities to be sold on such Closing Date by the Selling Stockholder;

               (B) Assuming the Underwriters purchase the Offered Securities in good faith and without "notice of an adverse claim" (as that phrase is used in Section 8-105 of the Uniform Commercial Code as in effect in the State of Delaware on such Closing Date (the "Delaware UCC")), upon
          (i) delivery to the Underwriters of the certificates representing the Offered Securities endorsed in blank by an effective endorsement, and
          (ii) payment therefor in accordance with the terms of this Agreement, the Underwriters will become "protected purchasers" (as defined in Section 8-303(a) of the Delaware UCC) of the Offered Securities, free and clear of "adverse claims" (as defined in Section 8-102 of the Delaware UCC), except for any such adverse claims created by or at the behest of the Underwriters;

               (C) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement and or this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (D) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any existing statute, any rule, or, to the knowledge of such counsel, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties (except that such counsel need not express any opinion with respect to federal or state securities laws or blue sky laws with respect to this paragraph) or any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, known to such counsel, or the charter or by-laws of the Selling Stockholder; and

               (E) The Custody Agreement with respect to the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and legally binding obligation of the Selling Stockholder enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (F) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

            (ii) of Knut Haavardsen, general counsel of PGS, to the effect that this Agreement has been duly authorized, executed and delivered by PGS.

        (g) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change in, nor any development or event that could be reasonably expected to have a material adverse effect on, the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (i) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

        (j) The Representatives shall have received from Ryder Scott Company, L.P., independent natural gas and oil engineers, a letter or letters dated, respectively, the date of this Agreement and of the Closing Date, in form and substance satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the Prospectus, as of the date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and such other matters as the Representatives reasonably may request.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as CSFBC reasonably requests. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

        (b) The Selling Stockholder and PGS, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder and PGS will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, or contained in a representation or warranty given by the Selling Stockholder or PGS in this Agreement.

        (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, PGS and the Selling Stockholder, their respective directors and officers and each person, if any, who controls the Company, PGS or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company, PGS or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, PGS or the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting"; and (ii) the following information in the Prospectus furnished on behalf of Credit Suisse First Boston Corporation: "Credit Suisse First Boston Corporation, one of the underwriters for this offering, is a subsidiary of Credit Suisse Group, which indirectly holds a 19.9% passive minority interest in Warburg, Pincus & Co."

        (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

        (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder (including PGS) on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder (including PGS) on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder (including PGS) on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder (including PGS) or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of the Company and the Selling Stockholder (including PGS) under this Section shall be in addition to any liability which the Company and the Selling Stockholder (including PGS) may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, PGS or the Selling Stockholder, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of PGS, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Selling Stockholder (including PGS) shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholder, PGS, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Selling Stockholder or PGS will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1200 Smith Street, Suite 800, Houston, Texas 77002,
Attention: Roger L. Jarvis, or, if sent to the Selling Stockholder or PGS, will be mailed, delivered or telegraphed and confirmed to Petroleum Geo-Services ASA at Strandveien 50 E, P.O. Box 89, N-1325 Lysaker, Norway, Attn: General Counsel, with a copy to 16010 Barker's Point Lane, Houston, Texas 77079, Attn: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12. Representation. CSFBC will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by CSFBC will be binding upon all the Underwriters.

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          Seismic Energy Holdings, Inc.


                                          By:  /s/ SEAN M. GORE
                                             -------------------------------
                                          Title: Vice President Finance


                                          Petroleum Geo-Services ASA


                                          By:  /s/ J. CHRISTOPHER BOSWELL
                                             -------------------------------
                                          J. Christopher Boswell
                                          Senior Vice President
                                          and Chief Financial Officer


                                          Spinnaker Exploration Company


                                          By:  /s/ ROGER L. JARVIS
                                             -------------------------------
                                          Title: Chairman, President and Chief
                                                 Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


  Credit Suisse First Boston Corporation
  Banc of America Securities LLC
  Deutsche Bank Securities Inc.
  ING Barings LLC
  UBS Warburg LLC


     Acting on behalf of themselves and as the Representatives of the several Underwriters.


  By:  Credit Suisse First Boston Corporation


   By:  /s/ MICHAEL MERCER
      -----------------------------------------
    Title: Director

                                   SCHEDULE A


                                                                   NUMBER OF
                                                                FIRM SECURITIES
                     UNDERWRITER                                TO BE PURCHASED
                     -----------                                ---------------


Credit Suisse First Boston Corporation....................         1,504,000
Banc of America Securities LLC............................           799,000
Deutsche Bank Securities Inc..............................           799,000
ING Barings LLC...........................................           799,000
UBS Warburg LLC...........................................           799,000
                                                                   ---------
    Total.................................................         4,700,000
                                                                   =========

                                      A-1